UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2025, Zymeworks Inc. (the “Company”) announced certain information relating to the Company’s financial condition as of December 31, 2024, including its preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and marketable securities, of approximately $324 million. The Company also announced that it expects such cash resources, when combined with certain anticipated regulatory milestone payments, to fund the Company’s current planned operations into the second half of 2027 (such information, the “Financial Condition Information”). The Financial Condition Information is set forth in a press release issued by the Company on January 8, 2025, including under the caption “Updated Cash Runway Guidance”. The preliminary and unaudited estimate of cash resources is based on management’s initial analysis of operations for the quarter and year ended December 31, 2024, and is subject to further internal review and audit by the Company’s external auditors. A copy of this press release is attached hereto as Exhibit 99.1.

The press release is incorporated herein by reference, except for the Financial Condition Information, which information is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 8, 2025, the Company issued a press release announcing a corporate update on its strategic priorities and other matters. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, except for the Financial Condition Information, which information is furnished as described under Item 2.02 above.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Company’s preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and marketable securities, and the Company’s anticipated funding of its current operations and related expected timelines. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. Furthermore, the Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended December 31, 2024, and therefore the Company’s finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding year-end cash, cash equivalents, and marketable securities are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by the Company’s independent registered public accounting firm and no assurance is given by the Company’s independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2024, based on the foregoing estimates.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 8, 2025.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: January 8, 2025	By:	/s/ Kenneth Galbraith
	Name: Title:	Kenneth Galbraith Chair of the Board of Directors, President and Chief Executive Officer

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